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                                 UNITED STATES
                        SECURITIES EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported) May 28, 1999
                                                          ------------

                               AgriBioTech, Inc.
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              (Exact name of issuer as specified in its charter)

           Nevada                      0-19352          85-0325742
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 (State or other jurisdiction of     (Commission    (I.R.S. Employer
 incorporation or organization)      File Number)   Identification No.)

           120 Corporate Park Drive, Henderson, Nevada               (89014)
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             (Address of principal executive offices)             (Zip Code)


      Registrant's telephone number, including area code:  (702)566-2440
                                                           -------------
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Item 5. Other Events

  On May 28, 1999, AgriBioTech, Inc. ("ABT" or the "Company") announced it has completed an early redemption of all $23.3 million of its subordinated convertible debentures ("sub-debt") sold in late December 1998 and early January 1999. The transaction to redeem the debt early will prevent and eliminate a resetting of the amount of shares of common stock into which this debt can be converted. The total amount paid in connection with the early redemption was approximately $27.6 million, including accrued interest. The difference between the amount paid to redeem the debt and the amount reflected on the Company's books will be reported as an extraordinary item in ABT's SEC filings and financial statements.

  As previously announced, a significant portion of the cash ABT used for the early redemption of the "sub-debt" was from internally generated funds available through its revolving credit facility. The remaining $10.0 million came from a short-term bridge loan from the Company's Chairman and Chief Executive Officer
(CEO) Richard Budd and members of his family. The unsecured bridge loan carries an interest rate of prime plus one-half percent. ABT expects to repay the bridge loan and reduce the amount outstanding under its revolving credit facility shortly with the proceeds from an issuance of equity securities to an existing shareholder.

  Certain statements in this report are forward-looking statements relating to the Company's operations that are based on management's current expectations, estimates, and projections. Words such as "expects," "intends," "plans," and similar expressions identify such forward-looking statements. These statements are not guarantees of future performance; actual results could differ materially. The statement in this report regarding ABT's intention to repay the bridge loan from the Company's Chairman and CEO shortly with the proceeds from an issuance of equity securities to an existing shareholder is a forward-looking statement that involves a number of risks and uncertainties. The risks and uncertainties associated with this statement include, but are not limited to:
ABT cash flow and collection practices and abilities, management's ability to manage the Company's cash effectively, successful cost control at ABT, continued support from the Company's banks, overall financial condition and asset status of ABT, relationships with and perceptions of potential lenders and investors, successful placement of ABT equity securities and other factors as detailed from time to time in the Company's SEC filings.
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                                  SIGNATURES


  Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           AGRIBIOTECH, INC.,
                                           (Registrant)


Date:  June 1, 1999                        By: /s/ Randy Ingram
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                                           Randy Ingram, Co-President and CEO